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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-72009) and Form S-8 (No. 33-17115, No. 33-37609,
No. 33-37610, No. 33-42351, No. 33-72310, No. 33-72312, No. 33-63423 No.
333-03391 and No. 333-63633) of Acxiom Corporation of our report dated November 1, 1996, which appears in this Current Report on Form 8-K of Acxiom Corporation, relating to the consolidated statements of operations, of stockholders' equity and of cash flows of May & Speh, Inc. for the year ended September 30, 1996 (not presented separately herein).


/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
June 18, 1999